Exhibit 99.1
thredUP Announces Third Quarter 2022 Results
•Quarterly revenue of $67.9 million, representing 7% growth year-over-year.
•Third quarter gross margin of 65.5% and gross profit decline of 3% year-over-year.
•Active Buyers of 1.7 million and Orders of 1.6 million in Q3 2022, representing year-over-year growth of 18% and 24%, respectively.
•Released our inaugural Impact Report for 2021, reaffirming the company's commitment to environmental, social, and governance (ESG) initiatives and highlighting its impact on our people, our communities, and our planet.
Oakland, CA — November 14, 2022 — ThredUp Inc. (Nasdaq: TDUP), one of the largest online resale platforms for women’s and kids’ apparel, shoes, and accessories, announced today its financial results for the third quarter ended September 30, 2022.
“We are proud to deliver strong Q3 results in what continues to be a highly dynamic environment," said thredUP CEO and co-founder James Reinhart. “Even as the retail landscape becomes increasingly competitive and our customer is faced with economic uncertainty, we remain confident in our ability to flex our marketplace model and make progress towards profitability.”
Third Quarter 2022 Financial Highlights
•Revenue: Total revenue of $67.9 million, an increase of 7% year-over-year.
•Gross Profit and Gross Margin: Gross profit totaled $44.5 million, representing a decline of 3% year-over-year. Gross margin was 65.5% as compared to 72.8% in the third quarter last year.
•Net Loss: Net loss was $23.7 million, or a negative 34.8% of revenue, for the third quarter 2022, compared to a net loss of $14.7 million, or a negative 23.3% of revenue, for the third quarter 2021.
•Adjusted EBITDA and EBITDA Margin1: Adjusted EBITDA loss was $11.0 million, or a negative 16.2% of revenue, for the third quarter 2022, compared to an Adjusted EBITDA loss of $7.8 million, or a negative 12.4% of revenue, for the third quarter 2021.
•Active Buyers and Orders: Active Buyers of 1.7 million and Orders of 1.6 million growing 18% and 24%, respectively, over the comparable quarter last year.
1 Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. See “Reconciliation of GAAP to Non-GAAP Financial Measures” for a detailed reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure and “Non-GAAP Financial Measures” for a discussion of why we believe these non-GAAP measures are useful.

Recent Business Highlights
•Resale-as-a-Service® (“RaaS®”): thredUP continues to expand its RaaS program with new clients, including Hot Topic and Francesca’s, and the expansion of its Athleta and Vera Bradley relationships.
•Released Inaugural Impact Report: thredUP released its inaugural Impact Report, which outlines the company's business and brand-aligned environmental, social, and governance (ESG) strategy and details the progress made across initiatives in 2021 against SASB and GRI disclosure frameworks.
•Winner of the “People Vision” Award: People success platform Lattice announced that thredUP is the 2022 winner of their “People Vision of the Year” award, recognizing thredUP as a top place to work for our investment in professional development and our innovations in work-life integration.
Financial Outlook
For the fourth quarter 2022, thredUP expects:
•Revenue in the range of $62 million to $64 million
•Gross margin in the range of 62.0% to 64.0%
•Adjusted EBITDA loss margin in the range of 16.5% to 14.5%
For the full fiscal year 2022, thredUP expects:
•Revenue in the range of $279 million to $281 million
•Gross margin in the range of 66.5% to 67.0%
•Adjusted EBITDA loss margin in the range of 17.0% to 16.5%
Conference Call and Webcast Information
•Conference Call: The live call is accessible at: https://event.loopup.com/SelfRegistration/registration.aspx?booking=cLxjdNsWn3NsASUiYTFOUWiYSEPmkD8Dci5Q30o6Hps=&b=2389e96d-457b-46a8-bebb-fec356d5b031
•Webcast: The live and archived webcast and related earnings materials will be available at thredUP’s investor relations website: ir.thredup.com.

ThredUp Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	September 30, 2022	December 31, 2021
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$36,713	$84,550
Marketable securities	86,501	121,277
Accounts receivable, net	3,175	4,136
Inventory, net	15,003	9,825
Other current assets	10,126	8,625
Total current assets	151,518	228,413
Operating lease right-of-use assets	46,760	39,340
Property and equipment, net	89,529	55,466
Goodwill	10,645	12,238
Intangible assets	10,242	13,854
Other assets	10,896	11,515
Total assets	$319,590	$360,826
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,642	$13,336
Accrued and other current liabilities	53,365	45,253
Seller payable	18,690	19,125
Operating lease liabilities, current	4,931	3,931
Current portion of long-term debt	3,881	7,768
Total current liabilities	89,509	89,413
Operating lease liabilities, non-current	50,623	36,997
Long-term debt, net of current portion	26,859	27,559
Other non-current liabilities	2,904	1,123
Total liabilities	169,895	155,092
Commitments and contingencies
Stockholders’ equity:
Common stock	10	10
Additional paid-in capital	545,449	522,161
Accumulated other comprehensive loss	(7,636)	(1,094)
Accumulated deficit	(388,128)	(315,343)
Total stockholders’ equity	149,695	205,734
Total liabilities and stockholders’ equity	$319,590	$360,826

ThredUp Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(in thousands, except per share amounts)
Revenue:
Consignment	$41,553	$48,071	$137,524	$141,356
Product	26,392	15,203	79,537	37,557
Total revenue	67,945	63,274	217,061	178,913
Cost of revenue:
Consignment	9,087	10,080	29,354	31,599
Product	14,362	7,100	40,335	17,370
Total cost of revenue	23,449	17,180	69,689	48,969
Gross profit	44,496	46,094	147,372	129,944
Operating expenses:
Operations, product and technology	38,702	32,081	121,824	91,455
Marketing	14,752	16,941	51,370	48,344
Sales, general and administrative	15,232	12,569	47,276	34,206
Total operating expenses	68,686	61,591	220,470	174,005
Operating loss	(24,190)	(15,497)	(73,098)	(44,061)
Interest expense	103	619	764	1,751
Other income, net	(624)	(1,418)	(1,108)	(604)
Loss before provision for income taxes	(23,669)	(14,698)	(72,754)	(45,208)
Provision for income taxes	9	17	31	57
Net loss	$(23,678)	$(14,715)	$(72,785)	$(45,265)
Loss per share, basic and diluted	$(0.24)	$(0.15)	$(0.73)	$(0.65)
Weighted-average shares used in computing loss per share, basic and diluted	100,253	96,349	99,409	70,113

ThredUp Inc.
Condensed Consolidated Statements of Comprehensive Loss
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(in thousands)
Net loss	$(23,678)	$(14,715)	$(72,785)	$(45,265)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(2,217)	—	(5,258)	—
Unrealized gain (loss) on available-for-sale securities	(28)	8	(1,284)	(28)
Total other comprehensive income (loss)	(2,245)	8	(6,542)	(28)
Total comprehensive loss	$(25,923)	$(14,707)	$(79,327)	$(45,293)

ThredUp Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended
	September 30, 2022	September 30, 2021
	(in thousands)
Cash flows from operating activities:
Net loss	$(72,785)	$(45,265)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,217	6,147
Stock-based compensation expense	20,758	9,389
Reduction in carrying amount of right-of-use assets	4,820	3,201
Other	1,409	1,768
Changes in operating assets and liabilities:
Accounts receivable, net	795	(72)
Inventory, net	(6,222)	(587)
Other current and non-current assets	(1,732)	(4,720)
Accounts payable	(3,000)	574
Accrued and other current liabilities	6,918	14,082
Seller payable	(380)	4,582
Operating lease liabilities	2,396	(3,235)
Other non-current liabilities	(133)	4
Net cash used in operating activities	(36,939)	(14,132)
Cash flows from investing activities:
Purchases of marketable securities	(3,475)	(102,715)
Maturities of marketable securities	35,830	1,600
Purchases of property and equipment, net	(39,316)	(15,207)
Net cash used in investing activities	(6,961)	(116,322)
Cash flows from financing activities:
Proceeds from debt, net of discount	491	4,625
Repayment of debt	(5,333)	(2,000)
Proceeds from issuance of Class A common stock, net of underwriting discounts and commissions	—	226,905
Payment of costs for the initial public offering and the follow-on offering	—	(4,251)
Proceeds from exercise of stock options and employee stock purchase plan	3,878	3,782
Tax withholding related to vesting of restricted stock units	(1,958)	(29)
Net cash provided by (used in) financing activities	(2,922)	229,032
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(918)	—
Net change in cash, cash equivalents and restricted cash	(47,740)	98,578
Cash, cash equivalents and restricted cash, beginning of period	91,840	67,539
Cash, cash equivalents and restricted cash, end of period	$44,100	$166,117

ThredUp Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(in thousands)
Net loss, as reported	$(23,678)	$(14,715)	$(72,785)	$(45,265)
Interest expense	103	619	764	1,751
Provision for income taxes	9	17	31	57
Depreciation and amortization	3,539	2,248	10,217	6,147
Stock-based compensation expense	7,177	2,995	20,758	9,389
Acquisition-related expenses	—	1,020	274	1,020
Restructuring charges	1,809	—	3,196	—
Change in fair value of convertible preferred stock warrant liability	—	—	—	930
Adjusted EBITDA loss	$(11,041)	$(7,816)	$(37,545)	$(25,971)

Investors
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Media
media@thredup.com
About thredUP
thredUP is transforming resale with technology and a mission to inspire a new generation of consumers to think secondhand first. By making it easy to buy and sell secondhand, thredUP has become one of the world's largest online resale platforms for women's and kids' apparel, shoes and accessories. Sellers love thredUP because we make it easy to clean out their closets and unlock value for themselves or for the charity of their choice while doing good for the planet. Buyers love shopping value, premium and luxury brands all in one place, at up to 90% off estimated retail price. Our proprietary operating platform is the foundation for our managed marketplace and consists of distributed processing infrastructure, proprietary software and systems and data science expertise. With thredUP’s Resale-as-a-Service, some of the world's leading brands and retailers are leveraging our platform to deliver customizable, scalable resale experiences to their customers. thredUP has processed over 137 million unique secondhand items from 55,000 brands across 100 categories. By extending the life cycle of clothing, thredUP is changing the way consumers shop and ushering in a more sustainable future for the fashion industry.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, guidance on financial results for the fourth quarter and full year of 2022; statements about future operating results and our long term growth; the momentum of our business; the growth rates in the markets in which we compete; the impact of the COVID-19 pandemic and its varied social and macroeconomic consequences, inflationary pressures, increased interest rates and general global economic uncertainty on consumer behavior and our business; our investments in technology and infrastructure; our ability to successfully integrate and realize the benefits of our past or future strategic acquisitions, investments or restructuring activities; the success and expansion of our RaaS® model and the timing and plans for future RaaS® clients; and our ability to attract new Active Buyers.
The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and in our Quarterly Report on Form 10-Q that will be filed following this earnings release. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing thredUP’s views as of any date subsequent to the date of this press release.

Additional information regarding these and other factors that could affect thredUP's results is included in thredUP’s SEC filings, which may be obtained by visiting our Investor Relations website at ir.thredup.com or the SEC's website at www.sec.gov.
Operating Metrics
An Active Buyer is a thredUP buyer who has made at least one purchase in the last twelve months. A thredUP buyer is a customer who has created an account or purchased in our marketplaces, including through our RaaS® clients. A thredUP buyer is identified by a unique email address and a single person could have multiple thredUP accounts and count as multiple Active Buyers.
Orders are defined as the total number of orders placed by buyers across our marketplaces, including through our RaaS® clients, in a given period, net of cancellations.
Non-GAAP Financial Measures
This press release and the accompanying tables contain non-GAAP financial measures: Adjusted EBITDA and Adjusted EBITDA margin. In addition to our results determined in accordance with GAAP, we believe that Adjusted EBITDA and Adjusted EBITDA margin, non-GAAP measures, are useful in evaluating our operating performance. We use Adjusted EBITDA and Adjusted EBITDA margin to evaluate and assess our operating performance and the operating leverage in our business, and for internal planning and forecasting purposes. We believe that Adjusted EBITDA and Adjusted EBITDA margin, when taken collectively with our GAAP results, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. Adjusted EBITDA and Adjusted EBITDA margin are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP measures used by other companies.
A reconciliation is provided above for Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP. We calculate Adjusted EBITDA as net loss adjusted to exclude, where applicable in a given period, depreciation and amortization, stock-based compensation expense, interest expense, acquisition-related expenses, restructuring charges, change in fair value of convertible preferred stock warrant liability and provision for income taxes.
Investors are encouraged to review our results determined in accordance with GAAP and the reconciliation of Adjusted EBITDA to net loss. thredUP is not providing a quantitative reconciliation of forward-looking guidance of Adjusted EBITDA to net loss because certain items are out of thredUP’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, depreciation and amortization, stock-based compensation expense, change in fair value of convertible preferred stock warrant liability and provision for income taxes. Accordingly, a reconciliation for Adjusted EBITDA in order to calculate forward-looking Adjusted EBITDA margin is not available without unreasonable effort. However, for the fourth quarter of 2022 and full year 2022, depreciation and amortization is expected to be $3.6 million and $13.9 million, respectively. In addition, for the fourth quarter of 2022 and full year 2022, stock-based compensation expense is expected to be $6.2 million and $27 million, respectively. These items are uncertain, depend on various factors, and could result in projected net loss being materially less than is indicated by the currently estimated Adjusted EBITDA margin.